EXHIBIT 23 (b)

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
The Toro Company

     We consent to the use of our report dated December 8, 2003 incorporated by reference in this Form S-8. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets on November 1, 2001.

/s/ KPMG LLP

Minneapolis, Minnesota
October 4, 2004